THIRD AMENDMENT TO THE

INSPIREMD, INC. 2013 LONG-TERM INCENTIVE PLAN

This THIRD AMENDMENT TO THE INSPIREMD, INC. 2013 LONG-TERM INCENTIVE PLAN (this “Amendment”), dated as of September 28, 2016, is made and entered into by InspireMD, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article 9 of the Plan provides that the Company’s Board of Directors (the “Board”) may amend the Plan at any time and from time to time;

WHEREAS, the Company previously reserved a total of nine million seven hundred thousand (9,700,000) shares of common stock of the Company, par value $0.0001 (the “Common Stock”), to be delivered pursuant to awards under the Plan;

WHEREAS, on October 1, 2015, the Company effected a one-for-ten reverse stock split such that, after giving effect to the reverse stock split, there were nine hundred seventy thousand (970,000) shares of Common Stock reserved for issuance under the Plan;

WHEREAS, on April 18, 2016, the Board, and, on May 24, 2016, at the Company’s 2016 annual meeting of stockholders, the stockholders, approved the Plan to increase the number of shares of Common Stock available for issuance pursuant to awards under the Plan by ten million (10,000,000) shares, to a otal of ten million nine hundred seventy thousand (10,970,000) shares of common stock;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock that may be delivered pursuant to Awards under the Plan an additional six million three hundred thousand (6,300,000) shares, for an aggregate maximum total of seventeen million two hundred seventy thousand (17,270,000) shares available under the Plan; and

WHEREAS, the Board intends to submit this Amendment to the Company’s stockholders for approval;

NOW, THEREFORE, in accordance with Article 9 of the Plan and subject to stockholder approval, the Plan is hereby amended, effective as of the date hereof, as follows:

1.       Section 5.1 of the Plan is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Section 5.1:

5.1       Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is seventeen million two hundred seventy thousand (17,270,000) shares, of which one hundred percent (100%) may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options or SARs may be granted to an Executive Officer during any calendar year is one hundred thousand (100,000) shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.

2.        Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

INSPIREMD, INC.

By:	/s/ Craig Shore
Name:	Craig Shore
Title:	Chief Financial Officer, Chief Administrative Officer, Treasurer and Secretary

Signature Page to

Third Amendment to the 2013 Long-Term Incentive Plan